                                                                      Exhibit 99
                            Joint Filer Information

Designated Filer:           Robert G. Burton, Jr.

Issuer & Ticker Symbol:     Cenveo, Inc. (CVO)

Date of Event
Requiring Statement:        4/7/05

Name:        Gina Zambrana                      Name:        Colin Christ

Address:     100 Northfield Street              Address:     116 Woodbury Avenue
             Greenwich, CT 06830                             Stamford, CT 06902

Signature:   /s/ Gina Zambrana                  Signature:   /s/ Colin Christ
             -------------------------------                 -------------------------------

Name:        Donald Zegzdryn                    Name:        Leonard C. Green

Address:     100 Northfield Street              Address:     900 Route 9 6th Floor
             Greenwich, CT 06830                             Woodbrige, NJ 07095

Signature:   /s/ Donald Zegzdryn                Signature:   /s/ Leonard C. Green
             -------------------------------                 -------------------------------

Name:        Thomas Oliva                       Name:        Thomas Higgins

Address:     21380 N. Middletown Drive          Address:     400 East Main Street
             Kildeer, IL 60047                               Mount Kisco, NY 10549

Signature:   /s/ Thomas Oliva                   Signature:   /s/ Thomas Higgins
             -------------------------------                 -------------------------------

Name:        Brendan Tobin                      Name:        Stephen Winslow

Address:     193 Sound Beach Ave.               Address:     15 Arlington Road
             North Apartment                                 Stamford, CT  06902
             Old Greenwich, CT 06870

Signature:   /s/ Brendan Tobin                  Signature:   /s/ Stephen Winslow
             -------------------------------                 -------------------------------